Exhibit 99.1

QUALYS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

2016 Revenue Growth of 20% Year-Over-Year; Q4 Growth of 18% Year-Over-Year

2016 GAAP EPS of $0.50; Q4 of $0.15

2016 Non-GAAP EPS of $0.86; Q4 of $0.23

REDWOOD CITY, Calif., – February 8, 2017 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the fourth quarter and full year ended December 31, 2016. For the quarter, the Company reported revenues of $52.2 million, GAAP net income of $5.9 million, non-GAAP net income of $8.8 million, Adjusted EBITDA of $18.5 million, GAAP earnings per diluted share of $0.15 and non-GAAP earnings per diluted share of $0.23. For the full year ended December 31, 2016, the Company reported revenues of $197.9 million, GAAP net income of $19.2 million, non-GAAP net income of $32.8 million, Adjusted EBITDA of $68.0 million, GAAP earnings per diluted share of $0.50 and non-GAAP earnings per diluted share of $0.86.

“Fourth quarter 2016 was a solid finish to our strong fiscal year during which we increased revenues by 20%, maintained industry-leading margins, and deployed 2 million paid Cloud Agents. Throughout 2016, we continued to expand our cloud platform capabilities with new offerings and strategic partnerships that make us more strategic to customers, positioning Qualys for continued profitable growth,” said Philippe Courtot, chairman and CEO, Qualys, Inc. “The security industry is seeing a rapid transformation from legacy point products to integrated and automated capabilities that seamlessly work together as a platform. As a pioneer and innovator in this shift, customers worldwide are turning to the Qualys Cloud Platform to enable their digital transformation; this was most recently reflected in an IDC report, which showed that Qualys has taken the #1 market-share position over IBM and HP in the $1.6 billion WorldWide Vulnerability Assessment Market with 70% of Forbes Global 50 and 68% of Fortune 50 now standardized on Qualys.”

Fourth Quarter 2016 Financial Highlights

Revenues: Revenues for the fourth quarter of 2016 increased by 18% to $52.2 million compared to $44.4 million for the same quarter in 2015.

Gross Profit: GAAP gross profit for the fourth quarter of 2016 increased by 14% to $40.5 million compared to $35.4 million for the same quarter in 2015. GAAP gross margin percentage was 78% for the fourth quarter of 2016 compared to 80% in the prior year’s fourth quarter. Non-GAAP gross profit increased by 15% to $41.1 million compared to $35.7 million in the same quarter in 2015. Non-GAAP gross margin percentage was 79% for the fourth quarter of 2016 compared to 80% in the fourth quarter of 2015.

Operating Income: GAAP operating income for the fourth quarter of 2016 was $8.8 million compared to $7.7 million in the same quarter in 2015. Non-GAAP operating income for the fourth quarter of 2016 was $13.8 million compared to $12.5 million in the same quarter in 2015.

Net Income: GAAP net income for the fourth quarter of 2016 was $5.9 million, or $0.15 per diluted share, compared to $5.4 million, or $0.14 per diluted share, for the same quarter in 2015. Non-GAAP net income for the fourth quarter of 2016 was $8.8 million, or $0.23 per diluted share, compared to non-GAAP net income of $7.8 million, or $0.21 per diluted share, for the same quarter in 2015.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2016 increased by 12% to $18.5 million compared to $16.4 million for the same quarter in 2015. As a percentage of revenues, Adjusted EBITDA was 35% for the fourth quarter of 2016 compared to 37% for the fourth quarter of 2015.

Fourth Quarter 2016 Business Highlights

•	FedRAMP Authority to Operate. Qualys Cloud Platform was granted an Authority to Operate (ATO) by the U.S. Department of Health and Human Services under the Federal Risk and Authorization Management Program (FedRAMP).

•	Partnership with Deutsche Telekom. Announced a new partnership with Deutsche Telekom to add the Qualys Private Cloud Platform to its portfolio of Telekom Security Managed Services.

•	Ranked No.1 market leader in Worldwide Vulnerability Assessment Market by a leading industry analyst firm IDC, surpassing all competing security vendors.

•	Analysts & Investors Day. Qualys’ Executive Team discussed the company’s vision, strategy, product roadmap and investment highlights as well as showcased forthcoming, ground-breaking new services.

New Customers in Fourth Quarter 2016

•	Agrium, Allen & Overy, Capital One, COUNTRY Financial, Cushman & Wakefield, Delta Air Lines, FMR LLC (Fidelity Management and Research), Juniper Networks, Lockheed Martin Corporation, Micron Technology.

Full Year 2016 Financial Highlights

Revenues: Revenues for 2016 increased by 20% to $197.9 million compared to $164.3 million for 2015.

Gross Profit: GAAP gross profit for 2016 increased by 19% to $155.5 million compared to $130.4 million for 2015. GAAP gross margin percentage was 79% for 2016 compared to 79% for 2015. Non-GAAP gross profit increased by 19% to $157.3 million for 2016 compared to $131.6 million for 2015. Non-GAAP gross margin percentage was 79% for 2016 compared to 80% for 2015.

Operating Income: GAAP operating income for 2016 was $30.1 million compared to $24.8 million for 2015. Non-GAAP operating income for 2016 was $51.0 million compared to $42.3 million for 2015.

Net Income: GAAP net income for 2016 was $19.2 million, or $0.50 per diluted share, compared to $15.9 million, or $0.42 per diluted share, for 2015. Non-GAAP net income for 2016 was $32.8 million, or $0.86 per diluted share, compared to non-GAAP net income of $26.7 million, or $0.70 per diluted share, for 2015.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for 2016 increased by 20% to $68.0 million compared to $56.7 million for 2015. As a percentage of revenues, Adjusted EBITDA was 34% for 2016 compared to 34% for 2015.

Full Year 2016 Business and Product Highlights

•	Released Qualys ThreatPROTECT as an extension to Qualys Vulnerability Management to assist customers with prioritizing vulnerabilities based on level of threat as measured by multiple threat indicators.

•	Sold 2 million Cloud Agents providing customers with real-time visibility across on-premise devices, cloud applications and endpoints.

•	Released Qualys Security Assessment Questionnaire (SAQ) 2.0 allowing organizations to better consolidate and orchestrate assessments of third-party business processes and vendor risk by centrally capturing all relevant information from technical and human sources, drastically reducing associated time and cost.

•	Unveiled midmarket Private Cloud Platform Appliance (PCP-A). The new form-factor extends the Qualys Private Cloud Platform to medium-sized companies needing to retain data on-premise or within local geographies previously not served by Qualys.

•	Achieved FedRAMP Compliance for Qualys Cloud Platform, allowing federal agencies previously not served by Qualys a path to quickly adopt the Qualys Cloud Platform and integrated suite of offerings for continuous security and compliance.

•	Expanded Qualys Consultant suite with new packages and flexible pricing options, enabling consultants to simplify client engagements, increase productivity and reduce cost.

•	Expanded Qualys Cloud Platform to support Microsoft Azure with a new Azure-certified virtual scanner appliance allowing organizations to assess the security and compliance posture of their Azure virtual machines from the Qualys console.

•	Announced Global Strategic Partnerships with Deutsche Telekom, HP Enterprise, NTT Security US and Wipro that will integrate the Qualys Cloud Platform as part of their managed services to enable customers for better visibility of IT assets across hybrid public and private clouds.

New Customers in 2016

•	Avery Dennison, Blue Cross and Blue Shield of Massachusetts, Computershare, Cox Automotive, CSC (Computer Sciences Corp), Dominos Pizza Enterprises, First Citizens Bancshares, First Data NJ, Fortinet, HCL Technologies LTD, HP Inc, Huawei Technologies Co., Informatica, Library of Congress, MTN Group, Nationstar Mortgage, Nissan Motors Limited, Nordea Bank Norge, Republic Airways Holdings, Reynolds America, Roche Holdings AG, South Carolina Dept of Employment, The Valspar Corporation, WageWorks, and Wake Forest Baptist Medical.

Financial Performance Outlook

First Quarter 2017 Guidance: Management expects revenues to be in the range of $52.0 million to $53.0 million, 12% to 15% growth over first quarter 2016 or estimated 16% to 18% growth normalized for the impact of FX and the MSSP (Managed Security Service Provider) contract. GAAP net income per diluted share is expected to be in the range of $0.38 to $0.41, which assumes an effective income tax rate of (145%). Non-GAAP net income per diluted share is expected to be in the range of $0.17 to $0.19, which assumes an effective non-GAAP income tax rate of 36%. First quarter 2017 EPS estimates are based on approximately 39.3 million weighted average diluted shares outstanding for the quarter.

Full Year 2017 Guidance: Management expects revenues to be in the range of $224 million to $228 million, 13% to 15% growth over the full year 2016 or estimated 16% to 18% growth normalized for the impact of FX and the MSSP contract. GAAP net income per diluted share is expected to be in the range of $1.00 to $1.06, which assumes an effective income tax rate of (30%). Non-GAAP net income per diluted share is expected to be in the range of $0.81 to $0.86, which assumes an effective non-GAAP income tax rate of 36%. Full year 2017 EPS estimates are based on approximately 39.6 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its fourth quarter and full year 2016 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, February 8, 2017. To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID # 50052119. The live webcast of Qualys’ earnings conference call can also be accessed at http://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 9,300 customers, excluding security consulting firms, in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The Qualys Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, Fujitsu, HCL Technologies, HPE, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA). For more information, please visit www.qualys.com.

Qualys, the Qualys logo and QualysGuard are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: the growth of our business, including renewals and market share gains, adoption of our existing solutions and our new offerings to both existing and new customers; the capabilities of our platform; the expansion of our certifications and partnerships and the related benefits of such certifications and partnerships; our strategy and our business model, the scalability of our strategy, and ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the first quarter and full year 2017, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the first quarter and full year 2017. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Securities and Exchange Commission on November 4, 2016. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. In computing these non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense and non-recurring expenses. Qualys also monitors Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other (income) expense, net and non-recurring expenses) and free cash flow (defined as cash provided by operating activities less purchases of property and equipment, and capitalized software development costs). Estimated impact of the MSSP contract signed in Feb 2016 refers to the difference between the estimated revenue recognized under the new terms in the MSSP contract and the estimated revenue that would have been recognized without the MSSP contract, assuming an appropriate renewal rate. The percentage impact is the net benefit, only in the contract year in which it occurred. Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA.

Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys monitors free cash flow as a liquidity measure to provide useful information to management and investors about the amount of cash generated by the Company that, after the acquisition of property and equipment and capitalized software development costs, can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening the balance sheet. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and free cash flow provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry. Non-GAAP net income per diluted share for the twelve months ended December 31, 2016 excludes approximately $0.7 million of non-recurring expenses related to the remittance of payroll taxes from year 2013 through May 2016. During this same period, the Company has not excluded amounts related to other non-recurring items from non-GAAP net income per diluted share because the Company has considered such amounts to be immaterial in any given quarter during such period.

We have not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share because we do not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the first quarter and full year 2017 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the first quarter and full year 2017, respectively. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the corresponding GAAP net income per diluted share is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes the non-GAAP effective tax rate, which is 36% in 2017, is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Investor and Media Contact:

Joo Mi Kim

Vice President, FP&A and Investor Relations

(650) 801-6100

ir@qualys.com

Source: Qualys

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues	$52,224	$44,445	$197,925	$164,284
Cost of revenues (1)	11,677	9,002	42,473	33,885

Gross profit	40,547	35,443	155,452	130,399
Operating expenses:
Research and development (1)	8,885	7,532	35,267	29,451
Sales and marketing (1)	15,346	13,068	57,970	49,569
General and administrative (1)	7,505	7,147	32,108	26,573

Total operating expenses	31,736	27,747	125,345	105,593

Income from operations	8,811	7,696	30,107	24,806
Other income (expense), net:
Interest expense	(3)	(2)	(26)	(6)
Interest income	417	184	1,320	570
Other expense, net	(530)	(365)	(972)	(850)

Total other income (expense), net	(116)	(183)	322	(286)

Income before income taxes	8,695	7,513	30,429	24,520
Provision for income taxes	2,788	2,089	11,205	8,655

Net income	$5,907	$5,424	$19,224	$15,865

Net income per share:
Basic	$0.17	$0.16	$0.55	$0.47

Diluted	$0.15	$0.14	$0.50	$0.42

Weighted average shares used in computing net income per share:
Basic	35,762	34,294	35,247	34,050

Diluted	39,002	38,146	38,369	38,184

(1) Includes stock-based compensation as follows:

Cost of revenues	$540	$245	$1,858	$1,250
Research and development	1,305	1,352	5,678	4,936
Sales and marketing	1,411	1,061	4,870	3,867
General and administrative	1,771	2,158	7,743	7,441

Total stock-based compensation	$5,027	$4,816	$20,149	$17,494

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$5,907	$5,424	$19,224	$15,865
Available-for-sale investments:
Change in net unrealized (loss) on investments, net of tax	(168)	(238)	(57)	(202)
Less: reclassification adjustment for net realized gain (loss) included in net income, net of tax	(5)	(10)	112	(19)

Net change	(173)	(248)	55	(221)

Other comprehensive income (loss), net	(173)	(248)	55	(221)

Comprehensive income	$5,734	$5,176	$19,279	$15,644

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$86,737	$91,698
Short-term investments	157,119	87,268
Accounts receivable, net	47,024	42,325
Prepaid expenses and other current assets	9,808	7,945

Total current assets	300,688	229,236
Long-term investments	45,725	43,277
Property and equipment, net	39,401	31,329
Deferred tax assets, net	16,590	16,079
Intangible assets, net	987	1,360
Goodwill	317	317
Restricted cash	1,200	—
Other noncurrent assets	2,096	1,916

Total assets	$407,004	$323,514

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,051	$2,368
Accrued liabilities	13,317	11,786
Deferred revenues, current	114,964	98,025

Total current liabilities	130,332	112,179

Deferred revenues, noncurrent	15,528	14,564
Other noncurrent liabilities	2,731	1,205

Total liabilities	148,591	127,948
Stockholders’ equity:
Common stock	36	34
Additional paid-in capital	266,794	223,228
Accumulated other comprehensive loss	(156)	(211)
Accumulated deficit	(8,261)	(27,485)

Total stockholders’ equity	258,413	195,566

Total liabilities and stockholders’ equity	$407,004	$323,514

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$19,224	$15,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,994	14,360
Bad debt expense	199	851
Loss on disposal of property and equipment	55	5
Stock-based compensation	20,149	17,494
Amortization of premiums and accretion of discounts on investments	1,000	594
Excess tax benefits from stock-based compensation	(8,700)	(487)
Impairment of intangible assets	—	255
Deferred income taxes	(440)	6,564
Changes in operating assets and liabilities:
Accounts receivable	(4,898)	(10,183)
Prepaid expenses and other assets	(2,107)	(1,011)
Restricted cash	(1,200)	—
Accounts payable	(1,220)	(3,293)
Accrued liabilities	9,696	3,339
Deferred revenues	17,903	21,378
Other noncurrent liabilities	1,455	229

Net cash provided by operating activities	68,110	65,960

Cash flows from investing activities:
Purchases of investments	(222,953)	(146,707)
Sales and maturities of investments	149,708	105,509
Purchases of property and equipment	(23,245)	(20,051)
Capitalized software development costs	—	(99)

Net cash used in investing activities	(96,490)	(61,348)

Cash flows from financing activities:
Proceeds from exercise of stock options	15,157	10,095
Excess tax benefits from stock-based compensation	8,700	487
Payments for taxes related to employee net share settlement of equity awards	(438)	—

Net cash provided by financing activities	23,419	10,582

Effect of exchange rate changes on cash and cash equivalents	—	—
Net (decrease) increase in cash and cash equivalents	(4,961)	15,194
Cash and cash equivalents at beginning of period	91,698	76,504

Cash and cash equivalents at end of period	$86,737	$91,698

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$5,907	$5,424	$19,224	$15,865
Depreciation and amortization of property and equipment	4,586	3,843	16,621	13,974
Amortization of intangible assets	44	93	373	386
Interest expense	3	2	26	6
Provision for income taxes	2,788	2,089	11,205	8,655

EBITDA	13,328	11,451	47,449	38,886
Stock-based compensation	5,027	4,816	20,149	17,494
Other (income) expense, net	113	181	(348)	280
One-time tax related expense	—	—	716	—

Adjusted EBITDA	$18,468	$16,448	$67,966	$56,660

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
GAAP Cost of revenues	$11,677	$9,002	$42,473	$33,885
Less: Stock-based compensation	(540)	(245)	(1,858)	(1,250)

Non-GAAP Cost of revenues	$11,137	$8,757	$40,615	$32,635

GAAP Gross profit	$40,547	$35,443	$155,452	$130,399
Plus: Stock-based compensation	540	245	1,858	1,250

Non-GAAP Gross profit	$41,087	$35,688	$157,310	$131,649

GAAP Research and development	$8,885	$7,532	$35,267	$29,451
Less: Stock-based compensation	(1,305)	(1,352)	(5,678)	(4,936)

Non-GAAP Research and development	$7,580	$6,180	$29,589	$24,515

GAAP Sales and marketing	$15,346	$13,068	$57,970	$49,569
Less: Stock-based compensation	(1,411)	(1,061)	(4,870)	(3,867)

Non-GAAP Sales and marketing	$13,935	$12,007	$53,100	$45,702

GAAP General and administrative	$7,505	$7,147	$32,108	$26,573
Less: Stock-based compensation	(1,771)	(2,158)	(7,743)	(7,441)
Less: One-time tax related expense	—	—	(716)	—

Non-GAAP General and administrative	$5,734	$4,989	$23,649	$19,132

GAAP Operating expenses	$31,736	$27,747	$125,345	$105,593
Less: Stock-based compensation	$(4,487)	$(4,571)	$(18,291)	$(16,244)
Less: One-time tax related expense	—	—	(716)	—

Non-GAAP Operating expenses	$27,249	$23,176	$106,338	$89,349

GAAP Income from operations	$8,811	$7,696	$30,107	$24,806
Plus: Stock-based compensation	5,027	4,816	20,149	17,494
Plus: One-time tax related expense	—	—	716	—

Non-GAAP Income from operations	$13,838	$12,512	$50,972	$42,300

GAAP Net income	$5,907	$5,424	$19,224	$15,865
Plus: Stock-based compensation	5,027	4,816	20,149	17,494
Plus: One-time tax related expense	—	—	716	—
Less: Tax adjustment	(2,152)	(2,399)	(7,261)	(6,638)

Non-GAAP Net income	$8,782	$7,841	$32,828	$26,721

Non-GAAP Net income per share:
Basic	$0.25	$0.23	$0.93	$0.78

Diluted	$0.23	$0.21	$0.86	$0.70

Weighted average shares used in computing non-GAAP net income per share:
Basic	35,762	34,294	35,247	34,050

Diluted	39,002	38,146	38,369	38,184

Qualys, Inc.

RECONCILIATON OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Year Ended December 31,
	2016	2015
GAAP Cash flows provided by operating activities	$68,110	$65,960
Less:
Purchases of property and equipment	(23,245)	(20,051)
Capitalized software development costs	—	(99)

Non-GAAP Free cash flows	$44,865	$45,810

Qualys, Inc.

RECONCILIATON OF U.S. GAAP REVENUE GROWTH AND CURRENT DEFERRED REVENUE GROWTH TO NON-GAAP NORMALIZED GROWTH

(Unaudited)

(in thousands)

Reconciliation of U.S. GAAP Revenue Growth to Non-GAAP Normalized Growth

	Three Months Ended	Year Ended
	December 31, 2016	December 31, 2016
Revenues	$52,224	$197,925
Y/Y Revenue Change as reported under U.S. GAAP	17.5%	20.5%
Less: Estimated Impact of MSSP Contract Signed in Feb 2016	0.8%	2.0%
Less: Estimated Foreign Exchange Impact	(1.2)%	(1.6)%

Estimated Normalized Revenue Growth	17.9%	20.2%

	Three Months Ended March 31, 2017		Year Ended December 31, 2017
Revenue Guidance Range	$52,000	$53,000	$224,000	$228,000
Y/Y Revenue Change as Reported Under U.S. GAAP	12.4%	14.6%	13.2%	15.2%
Less: Estimated Impact of MSSP Contract Signed in Feb 2016	(2.1)%	(2.2)%	(1.5)%	(1.6)%
Less: Estimated Foreign Exchange Impact	(1.1)%	(1.1)%	(1.5)%	(1.5)%

Estimated Normalized Revenue Growth	15.6%	17.9%	16.2%	18.3%

Reconciliation of U.S. GAAP Current Deferred Revenue Growth to Non-GAAP Normalized Growth

Year Ended
December 31, 2016
Current Deferred Revenue	$114,964
Y/Y Current Deferred Revenue Change as reported under U.S. GAAP	17.3%
Less: Estimated Impact of MSSP Contract Signed in Feb 2016	(4.2)%
Less: Estimated Foreign Exchange Impact	(1.2)%

Estimated Normalized Current Deferred Revenue Growth	22.6%